Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

November 3, 2022

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

America First Multifamily Investors, L.P. Reports Third Quarter 2022 Results

Omaha, Nebraska – On November 3, 2022, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) announced financial results for the three months ended September 30, 2022.

Financial Highlights

The Partnership reported the following results for the three months ended September 30, 2022:

•
Net income, basic and diluted, of $0.79 per Beneficial Unit Certificate (“BUC”)
•
Cash Available for Distribution (“CAD”) of $0.53 per BUC
•
Total assets of $1.45 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $977 million

In September 2022, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a cash distribution to the Partnership's BUC holders of $0.57 per BUC. The distribution consisted of a regular quarterly distribution of $0.37 per BUC plus a supplemental distribution payable in the form of additional BUCs equal in value to $0.20 per BUC. The supplemental distribution was paid at a ratio of 0.01044 BUCs for each issued and outstanding BUC as of the record date. The regular cash and supplemental distributions were paid on October 31, 2022, to BUC holders of record as of the close of trading on September 30, 2022. While the Board has not yet declared any distributions for subsequent quarters, the Partnership currently expects to continue to be in a position to make supplemental distributions, in addition to the regular quarterly distributions, for the fourth quarter of 2022.

Management Remarks

“Our third quarter results continue to demonstrate strong returns from the execution of our strategies,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer. “The successful sale of Vantage at O’Connor in July is the latest transaction to generate significant returns on our joint venture equity investments. Despite recent market volatility, we continue to see opportunities to execute additional joint venture equity investments as well as fund traditional MRB and GIL transactions. We also believe our current liquidity position allows us to capitalize on additional investment opportunities in our pipeline.”

“In October 2022, we executed our first joint venture equity commitment with the Freestone development group to fund $16.0 million for the construction of Freestone at Greeley, a 306-unit market-rate multifamily property in Greeley, CO. The key principals of the Freestone development group were formerly affiliated with the Vantage development group and were closely involved in our 20 Vantage joint venture equity investments to date,” said Rogozinski. “We are looking forward to working collaboratively with the Freestone and Vantage development groups to bring the Partnership’s 10 remaining Vantage-branded joint venture equity investments to completion and ultimate sale. The remaining key principals of the Vantage development group may present future joint venture equity investments opportunities to the Partnership, as may the Freestone development group.”

Recent Investment and Financing Activity

The Partnership reported the following notable transactions during the third quarter of 2022:

•
Received proceeds from the sale of Vantage at O’Connor in San Antonio, Texas totaling $19.4 million, inclusive of the Partnership’s initial investment commitment of $7.4 million, in October 2019. The Partnership realized a gain on sale of $10.6 million upon sale.
•
Advanced funds for seven GIL investment commitments totaling $39.8 million and six related property loan investment commitments totaling $22.7 million. Of these amounts, $17.6 million related to new commitments in September 2022 to finance three to-be-constructed affordable multifamily properties in Elk Grove, CA, for which we have committed to fund up to $97.1 million of GIL investments and $56.6 million of taxable GIL investments. The remaining commitments are to be funded during construction.
•
Advanced equity to two joint venture equity investments totaling $2.5 million.
•
Obtained TOB trust financing proceeds totaling $45.1 million related to advances and acquisitions of various mortgage investments.

In October 2022, the Partnership issued 1,000,000 Series A-1 Preferred Units with an aggregate stated value of $10,000,000 in exchange for 1,000,000 outstanding Series A Preferred Units held by a financial institution. We received no net proceeds as a result of the exchange transaction. Except in certain limited circumstances, the newly issued Series A-1 Preferred Units will be eligible for redemption on the sixth anniversary of the date of the exchange in October 2028. To date, we have exchanged $30.0 million of our previously issued $94.5 million of Series A Preferred Units for newly issued Series A-1 Preferred Units.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All affordable multifamily MRB investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of September 30, 2022.
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Three Vantage property investments were over 90% occupied as of September 30, 2022. Two other Vantage property investments commenced leasing during 2022 and are 67% and 40% occupied as of September 30, 2022. Five additional Vantage property investments are currently under construction or in development and none have experienced material supply chain disruptions for either construction materials or labor to date.
•
The Live 929 Apartments MRB property in Baltimore, Maryland is 89% occupied as of September 30, 2022. Though this is below the 95% average occupancy for the 2021-2022 academic year, the property is leased at significantly higher rates using a 12-month lease term, which we expect will improve gross revenues and debt service coverage going forward.

•
The Partnership continues to own and manage two student housing properties, The 50/50 MF Property (near the University of Nebraska-Lincoln) and the Suites on Paseo MF Property (near San Diego State University). Both properties continue to meet all direct mortgage and operating obligations with cash flows from operations. The 50/50 MF Property is 97% occupied and the Suites on Paseo MF Property is 98% occupied as of September 30, 2022.

•
The property securing the Provision Center 2014-1 MRB, the Partnership’s only commercial property MRB, was successfully sold out of bankruptcy in July 2022 and cash proceeds were received by the bankruptcy estate. The borrower and the bankruptcy court are developing a liquidation plan for the settlement of all remaining receivables, payables and expenses such that the Partnership’s share of the proceeds can be distributed to us. If the Partnership receives proceeds equal to the reported carrying value of $4.6 million, it will realize a loss of approximately $5.7 million on its MRB investment. The realized loss will not impact the Partnership’s reported GAAP net income as the loss was previously recognized through provisions for credit loss. However, such loss is reported as a reduction of CAD for the third quarter of 2022. Since substantially all the assets of the borrower were liquidated during the third quarter of 2022, the Partnership’s loss was effectively realized at that time.

Disclosure Regarding Non-GAAP Measures

This report refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure. The Partnership believes CAD provides relevant information about our operations and is necessary, along with net income, for understanding its operating results. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP. See the table at the end of this press release for a reconciliation of our net income as determined in accordance with GAAP and the Partnership’s CAD for the periods set forth.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Thursday, November 3, 2022 at 4:30 p.m. Eastern Time to discuss the Partnership’s Third Quarter 2022 results.

For those interested in participating in the question-and-answer session, please note that there is a new process to access the call via telephone. Individuals interested in joining by telephone should register for the call at the following link to receive the dial-in number and unique PIN to access the call:

https://register.vevent.com/register/BI5566458d709d4ecd951e813da55e58c8

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link: https://edge.media-server.com/mmc/p/bwfspybn

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ataxfund.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, international conflicts, and the novel coronavirus (“COVID-19”) on business operations, employment, and financial conditions; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which we operate, which may be unfavorably impacted by increases in mortgage interest rates, slowing economic growth, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies we may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on our investments and our cost of financing; persistent inflationary trends, spurred by multiple factors including expansionary monetary and fiscal policy, high commodity prices, a tight labor market, and low residential vacancy rates, which may result in further interest rate increases and lead to increased market volatility; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; potential exercising of redemption rights by the holders of the Series A Preferred Units; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration within the mortgage revenue bond and governmental issuer loan portfolio held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting our business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Cash Available for Distribution (“CAD”)

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three and nine months ended September 30, 2022 and 2021:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$18,516,593	$12,988,384	$62,387,292	$30,245,918
Change in fair value of derivatives	(2,871,716)	9,261	(6,579,280)	11,304
Depreciation and amortization expense	688,488	680,925	2,056,512	2,049,269
Provision for credit loss (1)	-	-	-	900,080
Provision for loan loss (2)	-	-	-	330,116
Reversal of impairment on securities (3)	(5,712,230)	-	(5,712,230)	-
Reversal of provision for loan loss (4)	(593,000)	-	(593,000)	-
Amortization of deferred financing costs	982,388	368,829	1,926,580	823,212
Restricted unit compensation expense	580,156	570,467	919,563	839,551
Deferred income taxes	(42,543)	(42,011)	(49,250)	(77,681)
Redeemable Preferred Unit distributions and accretion	(716,490)	(717,762)	(2,150,734)	(2,153,288)
Tier 2 Income allocable to the General Partner (5)	(70,200)	(534,873)	(2,905,748)	(2,603,020)
Recovery of prior credit loss (6)	(17,345)	-	(39,968)	-
Bond premium, discount and origination fee amortization, net of cash received	957,343	(17,846)	819,627	(54,552)
Total CAD	$11,701,444	$13,305,374	$50,079,364	$30,310,909

Weighted average number of BUCs outstanding, basic	22,247,781	20,426,559	22,247,336	20,423,679
Net income per BUC, basic	$0.79	$0.57	$2.56	$1.24
Total CAD per BUC, basic	$0.53	$0.65	$2.25	$1.48
Cash Distributions declared, per BUC (7)	$0.366	$0.327	$1.257	$0.921
BUCs Distribution declared, per BUC (8)	$0.20	$-	$0.20	$-
(1)
The provision for credit loss for the nine months ended September 30, 2021 relates to impairment of the Provision Center 2014-1 MRB.
(2)
The provision for loan loss for the nine months ended September 30, 2021 relates to impairment of the Live 929 Apartments property loan.
(3)
This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Provision Center 2014-1 MRB. The property securing the MRB was sold in July 2022 with cash proceeds contributed to the bankruptcy estate. The borrower and the bankruptcy court are developing a liquidation plan for the settlement of all remaining, receivables, payable and expenses such that the Partnership’s share of the proceeds can be distributed. Substantially all the assets of the borrower were liquidated in the third quarter such that the Partnership’s loss was effectively realized.
(4)
This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the Cross Creek property loans. Such adjustments were reversed in the third quarter of 2022 upon the settlement of the outstanding balances.
(5)
As described in Note 3 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For the nine months ended September 30, 2022, Tier 2 income allocable to the General Partner consisted of approximately $2.6 million related to the gain on sale of Vantage at Murfreesboro in March 2022, and approximately $260,000 related to the gain on sale of Vantage at Westover Hills in June 2022. For the nine months ended September 30, 2021, Tier 2 income allocable to the General Partner consisted of approximately $703,000 related to the gain on sale of Vantage at Germantown in March 2021, approximately $1.4 million related to the gain on sale of Vantage at Powdersville in May 2021, approximately $462,000 related to the redemption of Rosewood Townhomes - Series A and South Pointe Apartments - Series A MRBs in July 2021, and approximately $73,000 related to the gain on sale of Vantage at Bulverde in August 2021.

(6)
The Partnership compared the present value of cash flows expected to be collected to the amortized cost basis of the Live 929 Apartments Series 2022A MRB as of March 31, 2022, which indicated a recovery of value. The Partnership will accrete the recovery of prior credit loss into investment income over the term of the MRB. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.
(7)
On September 14, 2022, the Partnership declared the BUCs Distribution payable in the form of additional BUCs at a ratio of 0.01044 BUCs for each issued and outstanding BUC as of the record date of September 30, 2022. All cash distributions per BUC amounts above have been retroactively adjusted for the BUCs Distribution.
(8)
On September 14, 2022, the Partnership declared the BUCs Distribution payable in the form of additional BUCs equal to $0.20 per BUC. The BUCs Distribution was paid at a ratio of 0.01044 BUCs for each issued and outstanding BUC as of the record date of September 30, 2022, which represents an amount per BUC based on the closing price of the BUCs on the Nasdaq Stock Market LLC on September 13, 2022. The BUCs Distribution was completed on October 31, 2022.